Exhibit 10.6







                       ITEM PURCHASE AND SUPPLY CONTRACT




















                                 APRIL 14, 2009




                        PURCHASER: BIKE LEASE CO., LTD.

                           SUPPLIER: LEO MOTORS, INC


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                       ITEM PURCHASE AND SUPPLY CONTRACT




Purchaser:  Bike  Lease  Co.,  Ltd.  (hereinafter  referred  to as "Bike Lease")

Supplier:  Leo  Motors  Inc.  (hereinafter  referred  to  as  "Leo  Motors")

- The above "Bike Lease" and "Leo Motors" shall make an item purchase and supply contract (hereinafter referred to as "The Contract") as follows, expand the smooth purchase and supply system, and keep a copy respectively after preparing, signing, and sealing two copies of the contract to verify it.



ARTICLE  1  FUNDAMENTAL  PRINCIPLES
- The fundamental principles of The Contract shall be for Nike Lease and Leo Motors to establish the sound basis as the stable and reliable partner companies on the basis of faith and sincerity for the mutual profit and to pursue the incessant technology innovation and business rationalization for the strengthened external competitiveness.

ARTICLE  2  GENERAL  OBLIGATIONS
- The parties shall cooperate after promptly making a written notification when there is an important change in business.
- The parties shall agree in advance on the important action to be taken on the transaction.

ARTICLE  3  APPLICATION  RANGE
- The Contract shall determine the basic matters on the transaction between The Parties and apply them to the individual contract.
- If a special management agreement is concluded according to the discussion between The Parties, the special management agreement shall be applied first, and The Contract shall be applied to the matters not specified in the special management agreement.

ARTICLE  4  CONCLUSION  OF  AN  INDIVIDUAL  CONTRACT
- A specific individual agreement based on The Contract shall be concluded if Bike Lease makes an order and Leo Motors accepts it.
- The individual contract shall use the item order sheet (hereinafter referred to as "Order Sheet") of Bike Lease.
- Bike Lease shall deliver to Leo Motors Order Sheet including the order date, delivery date, item, quantity, price, delivery place, and necessary specific individual transaction conditions.
- If there is no objection within 2 days after Order Sheet is delivered, Leo Motors shall be considered to accept the individual contract.

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Article  5  CHANGE  OF  AN  INDIVIDUAL  CONTRACT
- The Parties shall possibly ask for the change of an individual contract with the document listing the causes within 2 days of the contract conclusion date pursuant to Provisions 1 and 4 of Article 4 (Conclusion of an Individual Contract) and shall possibly change the individual contract if there are considerable causes after mutual discussion.
- The change of the individual contract shall be concluded if Bike Lease delivers the changed Order Sheet to Leo Motors and Leo Motors accepts it.

ARTICLE  6  NAME  AND  SPECIFICATION  OF  THE  CONTRACT  ITEM
-    Product:  Electric  motor  cycle
-    Specification
     i. Driving Distance: 80km (silent driving 40km/H, based on driving on the flat land)
     ii.  High Speed: 90km/H (adjustable depending on the regulation)
     iii. Maximum Climbing Angle: 25 degree
     iv.  Charging Hours: 3 hours for 100% charging
     v.   Rate Output: 1kw
     vi.  Highest Output: 4kw

ARTICLE  7  QUANTITY  AND  PRICE
- Bike Lease shall prepare Order Sheet and make an order based on the number of the items purchased annually and price specified in The Contract. An individual contract conditions shall be possibly different according to the mutual discussion.
-    Number  of  the  Items  Purchased  Annually: 3,000  units
-    Unit  Price:  3,500,000  KRW  (VAT  excluded)

ARTICLE  8  PAYMENT
      In compliance with the payment regulation of Bike Lease (decided on the basis of the mutual discussion between Bike Lease and Leo Motors if there is a special cause)

ARTICLE  9  SETOFF
- If Bike Lease has the credit to be paid by Leo Motors, it shall be possibly set off against the debt of paying for the delivered item to Leo Motors.
- As for the setoff in Provision 1, the receipt shall not be provided in case of every setoff, it shall be possibly replaced by the action that Bike Lease notifies the details to Leo Motors.


ARTICLE  10  DELIVERY  DATE,  PLACE,  AND  METHOD
- Delivery Date: The delivery date shall be 60 days of the delivery of Order Sheet. (However, as for an emergency case, The Parties shall discuss the readjustment and fulfill the delivery date when Order Sheet is delivered.)
-    Delivery  Place  and  Method
     1.   Warehouse of Bike Lease
     2. The change of the delivery place shall be determined with the discussion between The Parties.
     3.   The freight for delivering the contract item shall be born by Leo
          Motors.

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     4.   When a contract item is delivered, the receipt department shall be requested to inspect the contract item after making a preparation on the basis of the transaction details form of Bike Lease when delivering the contract item

ARTICLE  11  QUALITY  INSPECTION  AND  ASSURANCE
- The quality inspector of Bike Lease shall execute an inspection in the site and outsourcing company of Leo Motors, and the change of a place shall be determined by the mutual discussion.
- Bike Lease shall immediately notify the inspection result to Leo Motors in writing or verbally after tallying.
- When it fails as the result of the inspection by Bike Lease, the details of failure shall be notified to Leo Motors in writing or verbally.
- Bike Lease and the customer of "Bike Lease" shall have a right to verify whether a supplied item corresponds to the specified requirements in the site of Leo Motors and the site of the outsourcing company.

ARTICLE  12  WARRANTY  LIABILITY
- If a defect hidden in the ordered product is found after the ownership of the ordered item is transferred, the responsible party shall be liable to the repair of the defect, delivery of a replacement, reduced payment, and indemnification of the damages caused by the defect pursuant to the claim compensation agreement separately concluded between Bike Lease and Leo Motors.
- If The Parties don't agree on the liability to the hidden defect, The Parties shall comply with the procedure and method objectively verified such as publicly reliable judgment of the third party.

ARTICLE  13  PRODUCT  LIABILITY
- Leo Motors shall do its best not to have a defect occur in the product ordered by Bike Lease and perform all the duties related to product liability.
- The Parties shall mutually and fully cooperate to prevent the occurrence of the claim and lawsuit related to product liability, defend them, and prepare a measure.

ARTICLE  14  USING  OUTSOURCING
- When Leo Motors manufactures the product ordered by Bike Lease. Leo Motors shall possibly give the part or whole to the third party.
- In case of Provision 1, Leo Motors shall not be exempt from the fulfillment duty of Leo Motors according to The Contract and an individual contract.

ARTICLE  15  CONFIDENTIALITY
- The Parties shall not disclose to the third party the other party's commercial and technical secrets obtained through This Contract and an individual contract without the consent of the other party.
- The Parties shall have a duty on Provision 1 during the contract period and after the expiration or cancellation of the contract. When the other party is damaged by the infringement of this regulation, the damage shall be indemnified.

ARTICLE  16  TRANSFER  OF  RIGHTS  AND  DUTIES
- The Parties shall not possibly transfer or provide to the third party as a security the part or whole of the rights and duties occurring from The Contract, its supplementary agreement, or an individual contract

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without  a  written  consent  of  the  other  party.

ARTICLE  17  CHANGE  OF  THE  CONTRACT
- When This Contract and the details of an individual contract are to be changed, The Parties shall cooperate to change them.
- The case of damage occurrence according to the change of the contract of Provision 1 shall be handled in compliance of each of the following Items.
     1. Leo Motors shall possibly claim the damage against Bike Lease if the damage occurs due to the fault of Bike Lease.
     2. Bike Lease shall possibly claim the damage against Leo Motors if the damage occurs due to the fault of Leo Motors.
     3. If the damage occurs due to the faults of The Parties or without the faults of The Parties, The Parties shall cooperate to reach an agreement.

ARTICLE  18  CANCELLATION  AND  TERMINATION  OF  THE  CONTRACT
- The Parties shall immediately cancel or terminate the whole or part of The Contract, its supplementary agreement, and an individual contract when each cause of the following Items might occur or occurs.
     1. When Bike Lease or Leo Motors receives the transaction suspension measure from a financial institution
     2. When Bike Lease or Leo Motors receives the measure such as business cancellation and suspension from a supervision agency
     3. When the commercially important causes such as dishonor of a promissory note and a check, compulsory execution by the third party (including the provisional attachment and provisional disposition), and bankruptcy judgment or company liquidation request occur so that it is acknowledged that Bike Lease or Leo Motors cannot fulfill the contract details of the main contract and the supplementary agreement
     4. When Bike Lease or Leo Motors is dissolved, makes a resolution of business transfer, or is merged into another company
     5. When The Parties accept that it is difficult for Bike Lease or Leo Motors to perform the details of This Contract, its supplementary agreement, and an individual contract due to a disaster and other causes
- Bike Lease or Leo Motors shall notify to the other party the fulfillment in a reasonable period in writing when the cause of each of the following Items occurs and shall possibly cancel or terminate the whole or part of This Contract and the whole or part of the individual contract when it is not fulfilled within the period.
     1. When Bike Lease or Leo Motors infringes This Contract, its supplementary contract, and an individual contract
     2. When Bike Lease delays the fulfillment of the various matters needed for manufacturing the ordered product without a special cause so that the work of Leo Motors is interrupted, or it is recognized that Leo Motors rejects the manufacturing of the ordered product or delays the launch without a special cause so that it is difficult to deliver it within the contract period
     3. When it is recognized that the capability of technology, production, and quality control of Leo Motors is insufficient so that the matters agreed on in The Contract and its supplementary

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          agreement cannot be fulfilled smoothly
- Bike Lease or Leo Motors shall have to immediately notify it to the other party in writing when the cancellation or termination cause of each Item of Provisions 1 and 2 occurs.
- When The Contract is cancelled or terminated according to Provisions 1 and 2, all the responsibilities held against the person with the cancellation or termination right by the cancelled shall lose the period profit, and the payment shall have to be made immediately.
- When the damages against the person with the cancellation or termination right occur in relation to cancellation or termination, the cancelled or the terminated shall have to indemnify the damages.

ARTICLE  19  NOTICE  OF  TRANSACTION  SUSPENSION
     When a transaction is to be suspended due to an irresistible cause that is not the cause of Article 18, Bike Lease or Leo Motors shall have to notify it in advance to the other party by permitting the considerable grace period before transaction suspension to prevent the unreasonable damage to the other party.

ARTICLE  20  REQUEST  FOR  DAMAGE  INDEMNIFICATION
- Bike Lease or Leo Motors shall possibly claim the damages against the other party when the infringement of This Contract or an individual contract results in a loss.

ARTICLE  21  DISAGREEMENT  AND  DISPUTE  RESOLUTION
- Bike Lease or Leo Motors shall abide by the business practice if there is a disagreement on the benefit of This Contract and its supplementary agreement and go through the mutual discussion to reach an agreement if not resolved.
- When a legal dispute occurs in relation to Provision 1, it shall be resolved in compliance with arbitration of Korean Commercial Arbitration Board according to the arbitration law and the commercial arbitration rules.

ARTICLE  22  EFFECTIVENESS  AND  EFFECTIVE  PERIOD  OF  THE  CONTRACT
- The Contract shall be effective for a year. However, if Bike Lease or Leo Motors doesn't show the intention of contract renewal until 3 months before the expiry of The Contract, The Contract shall be considered to be effective for a year with the same conditions and shall be the same afterwards.
- If The Contract is ineffective according to Provision 1, the effective period of The Contract regarding the individual contract shall continue until the effective period of the corresponding individual contract.


ARTICLE  23  AGREED  JURISDICTION
- As a rule, the competent court of the dispute occurring according to The Contract shall be the court with the jurisdiction over the location of Bike Lease. However, in case of the request of Leo Motors, the court determined through mutual agreement shall be possibly designated as the competent court.

- To verify the conclusion of The Contract, Bike Lease and Leo Motors shall sign and seal two copies of

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The  Contract  and  keep  a  copy  respectively.





                                 April 14, 2009



Bike  Lease

Address:  121-43  Dangsan-dong,  Yeondeungpo-gu,  Seoul

Jae  Weon  Seo,  CEO  (seal)


"Leo  Motors"

Address:  291-1  Hasangog-dong,  Hanam,  Gyeongi-do

Jung  Yong  Lee,  CEO  (seal)